                                EXHIBIT (8)(I)
                                --------------

                      ADDENDUM TO PARTICIPATION AGREEMENT
                   BETWEEN VARIABLE INSURANCE PRODUCT FUNDS,
                     FIDELITY DISTRIBUTORS CORPORATION AND
                          PFL LIFE INSURANCE COMPANY.

                        PARTICIPATION AGREEMENT ADDENDUM

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among the VIP Funds, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                          Date of Resolutions of
                                                          Company's Board which
    Name of Contracts              Name of Accounts      established the Accounts
    -----------------              ----------------      ------------------------

    Fidelity Income Plus          Fidelity Variable       August 24, 1979 (by an
Individual Variable Annuity        Annuity Account        affiliate subsequently
        Contracts                                         acquired by the Company)

   PFL Retirement Builder         Retirement Builder
Individual Variable Annuity       Variable Annuity           March 29, 1996
        Contracts                      Account

In witness whereof, we have hereunto set our hand as of the dates indicated:


                                  PFL Life Insurance Company

4/19/96                           By:     /s/  Ronald L. Ziegler
-------                                   ----------------------
Date Signed
                                  Title:  Vice President & Actuary
                                          ------------------------


                                  Variable Insurance Products Fund

4/29/96                           By:     /s/  J. Gary Burkead
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Date Signed
                                  Title:  Senior Vice President
                                          ---------------------


                                  Fidelity Distributors Corporation

4/23/96                           By:     /s/  Neil Litvack
   -------                                -----------------
Date Signed
                                  Title:  President
                                          ---------